$$/(8U$$/(s10h3T             MANAGEMENT AGREEMENT


     MANAGEMENT AGREEMENT, dated as of December 29, l988, between SELIGMAN TAX-EXEMPT FUND SERIES, INC., a Maryland corporation (the "Corporation"), and J. & W. SELIGMAN & CO. INCORPORATED, a Delaware corporation (the "Manager").

     In consideration of the mutual agreements herein made, the parties hereto agree as follows:

     1. Duties of the Manager. The Manager shall manage the affairs of the Corporation with respect to each Series as hereinafter defined including, but not limited to, continuously providing the Corporation with investment management, including investment research, advice and supervision, determining which securities shall be purchased or sold by the Corporation, making purchases and sales of securities on behalf of the Corporation and determining how voting and other rights with respect to securities of each Series shall be exercised, subject in each case to the control of the Board of Directors of the Corporation and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus as of the Corporation relating to the Series and the requirements of the Investment Company Act of l940 (the "Act") and other applicable law. In performing such duties, the Manager shall provide such office space, such bookkeeping, accounting, internal legal, clerical, secretarial and administrative services (exclusive of and in addition to, any such services provided by any others retained by the Corporation) and such executive and other personnel as shall be necessary for the operations of the Corporation. The Corporation understands that the Manager also acts as the manager of the investment companies in the Seligman Group. As used herein a "Series" means the assets and liabilities of the Corporation attributable to any of the following classes of its common stock: the National Tax-Exempt Class, the New York Tax-Exempt Class, the Massachusetts Tax-Exempt Class, Michigan Tax-Exempt Class, the Minnesota Tax-Exempt Class, the Ohio Tax-Exempt Class and any other class of the Corporation's Common Stock to which the Corporation and the Manager agree this Agreement shall apply.

     Subject to Section 36 of the Act, the Manager shall not be liable to the Corporation for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Corporation and the performance of its duties under this Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

     2. Expenses. The Manager shall pay all of its expenses arising from the performance of its obligations under Section l and shall pay any salaries, fees and expenses of the directors of the Corporaton who are employees of the Manager or its affiliates. The Manager shall not be required to pay any other expenses of the Corporation, including, but not limited to, direct charges relating to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of



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shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of corporate data processing and related services, shareholder recordkeeping and shareholder account sevices, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses, expenses of annual and special shareholders' meetings, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of directors of the Corporation who are not employees of the Manager or its affiliates, membership dues in the Investment Company Institute, insurance premiums and extraordinary expenses such as litigation expenses.

     3. Compensation. (a) As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to Section l, the Corporation will pay to the Manager promptly after the end of each month a fee, calculated on each day during such month, at an annual rate of 0.50% of the Corporation's average daily net assets attributable to the Series.

     (b) If the Manager shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

     4. Purchase and Sale of Securities. The Manager shall purchase securities from or through and sell securities to or through such persons, brokers or dealers (including the Manager or an affiliate of the Manager) as the Manager shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and Prospectus(es) of the Corporation relating to the Series or as the Board of Directors of the Corporation may direct from time to time. In providing the Corporation with investment management and supervision, it is recognized that the Manager will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Manager for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board of Directors of the Corporation may direct or authorize from time to time.

     Notwithstanding the above, it is understood that it is desirable for the Corporation that the Manager have access to supplemental investment and market research and security and econonic analysis provided by brokers who execute brokerage transactions at a higher cost to the Corporation than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Series of the Corporaton with such brokers, subject to review by the Corporation's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with its services to other clients as well as the Corporation.

     The placing of purchase and sale orders may be carried out by the Manager or any wholly-owned subsidiary of the Manager.


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     If, in connection with purchases and sales of securities for the Series of the Corporation, the Manager or any subsidiary of the Manager may, without material risk, arrange to receive a soliciting dealer's fee or other underwriter's or dealer's discount or commission, the Manager shall, unless otherwise directed by the Board of Directors of the Corporation, obtain such fee, discount or commission and the amount thereof shall be applied to reduce the compensation to be received by the Manager pursuant to Section 3 hereof.

     Nothing herein shall prohibit the Board of Directors of the Corporation from approving the payment by the Corporation of additional compensation to others for consulting services, supplemental research and security and economic analysis.

     5. Term of Agreement. This Agreement shall continue in full force and effect with respect to a Series of the Corporation until December 29, 1989, and from year to year thereafter if such continuance is approved in the manner required by the Act and if the Manager shall not have notified the Corporation in writing at least 60 days prior to such December 29 or prior to December 29 of any year thereafter if it does not desire such continuance; provided, however, that with respect to a Series of the Corporation which first offers its shares to the public subsequent to the first meeting of shareholders of the Series after the date hereof, this Agreement shall continue in full force and effect until the earlier of (a) two years from the date such shares are first so offered and (b) the first meeting of shareholders of such Series after such date. If approved at such meeting by the affirmative vote of a majority of the outstanding voting securities (as defined by the Act) of such Series, this Agreement shall continue in full force and effect with respect to such Series, from year to year thereafter if such continuance is approved in the manner required by the Act and the Manager shall not have notified the Corporation in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance with respect to such Series. This Agreement may be terminated at any time with respect to any or all Series, without payment of penalty by the Corporation, or on 60 days' written notice to the Manager by vote of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the affected Series of the Corporation (as defined by the Act). This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). The failure of any Series of the Corporation to approve the continuance of this Agreement, or the termination of this Agreement with respect to any Series shall be without prejudice to the effectiveness of this Agreement with respect to any other Series.

     6. Right of Manager in Corporate Name. The Manager and the Corporation each agree that the word "Seligman", which comprises a component of the Corporation's name, is a property right of the Manager. The Corporation agrees and consents that (i) it will only use the word "Seligman" as a component of its corporate name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the word "Seligman" for any purpose, (iii) the Manager or any corporate affiliate of the Manager may use or grant to others the right to use the word "Seligman", or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right


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

to any other investment company, and at the request of the Manager, the Corporation will take such action as may be required to provide its consent to the use of the word "Seligman", or any combination or abbreviation thereof, by the Manager or any corporate affiliate of the Manager, or by any person to whom the Manager or an affiliate of the Manager shall have granted the right to such use; and (iv) upon the termination of any management agreement into which the Manager and the Corporation may enter, the Corporation shall, upon request by the Manager, promptly take action, at its own expense, as may be necessary to change its corporate name to one not containing the word "Seligman" and following such change, shall not use the word "Seligman", or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its officers, directors and shareholders to take any and all actions which the Manager may request to effect the foregoing and to reconvey to the Manager any and all rights to such word.

     7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

     IN WITNESS WHEREOF, the Corporation and the Manager have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                   SELIGMAN TAX-EXEMPT FUND SERIES, INC.


                                  By
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                                  J. & W. SELIGMAN & CO. INCORPORATED



                                  By
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